                                                                    EXHIBIT 23.1

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

     We consent to the inclusion in this registration statement on Form S-4 of our report dated March 4, 1998, on our audit of the consolidated financial statements of American Eco Corporation and subsidiaries as of November 30, 1997 and for the year then ended. We also consent to the references to our firm under the captions "Experts" and "Selected Historical Consolidated Financial Data."

                                            PRICEWATERHOUSECOOPERS LLP

Miami, Florida
July 2, 1998